UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

Commission File Number: 333-121034

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
370 Interlocken Blvd. Suite 400 Broomfield, Colorado (Address of principal executive office)	80021 (Postal Code)
(303) 327-1571 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition of Assets

On March 31, 2008, Jayhawk Energy, Inc. (“Registrant”) closed the Purchase and Sale Agreement (“Agreement”) with Galaxy Energy Inc., and completed the acquisition certain oil, gas and mineral rights and interests and other related operating assets located in Crawford and Bourbon Counties, Kansas in exchange for $1,000,000 in cash and 1,000,000 shares of common stock. The Registrant intends to form a wholly-owned subsidiary to operate the pipeline. This brief description of the Purchase and Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.6 to the current report on Form 8-K, which was filed on March 5, 2008.

The closing of the acquisition completes the purchase of assets in the Crawford and Bourbon counties of Kansas, obtaining a 100% working interest in a sixteen (16) mile gas pipeline as well as the gas production within 6,500 acres of contiguous land adjacent to the pipeline. The production consists of a modest 16BOEPD (100Mcf) of Coalbed Methane Gas from seven (7) connected wells out of thirty-four (34) wells. The Registrant believes the acquisition brings needed infrastructure to the adjacent Uniontown project for its development. The purchase of the new acres added to current acreage in the Uniontown project provides over 4,100 drilling locations with a net interest of 100% to Jayhawk Energy Inc.

The Registrant also closed the acquisition of certain operating assets located in Kansas including a smeal workover unit which is mounted to a 1980 Ford Truck, in exchange for $30,000 in cash and 24,272 shares of the Registrant’s common stock pursuant to a separate agreement with Galaxy Energy Inc. dated March 19, 2008.

Item 3.02 - Unregistered Sales of Equity Securities

On March 31, 2008, we issued 900,000 shares of our common stock to two of the Registrant’s shareholders who exercised certain warrants to purchase shares of common stock at an exercise price of $1.00 per share. The Registrant used the proceeds of $900,000 to close on the Agreement with Galaxy Energy Inc. as discussed above. The shares were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 7.01 - Regulation FD Disclosure.

On April 1, 2008, the Registrant issued a press release announcing the closing of the Purchase and Sale Agreement with Galaxy Energy Inc. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.6	Purchase and Sale Agreement dated February 18, 2008, by and among Jayhawk Energy, Inc., and Galaxy Energy Inc. incorporated by reference.
99.1	Press Release dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date:  April 3, 2008
By: /s/ Lindsay E. Gorrill
                                                                           Name:  Lindsay E. Gorrill
Title:  President and CEO